Exhibit 10.44
EXECUTION VERSION
SECOND AMENDMENT AND WAIVER
TO CREDIT AGREEMENT
          THIS SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of November 13, 2006 (this “Amendment”), to the Existing Credit Agreement (as defined below) is made by ASYST TECHNOLOGIES, INC., a California corporation, and ASYST JAPAN, INC., a Japanese corporation (collectively, the “Borrowers”), and certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).
W I T N E S S E T H:
          WHEREAS, the Borrowers, the Lenders and Bank of America, N.A., as Administrative Agent, are all parties to the Credit Agreement, dated as of June 22, 2006 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, the Borrowers have requested that the Lenders amend certain provisions of the Existing Credit Agreement and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to modify the Existing Credit Agreement as set forth below;
          NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
          “Amendment” is defined in the preamble.
          “Amendment Effective Date” is defined in Article IV.
          “Borrowers” is defined in the preamble.
          “Credit Agreement” is defined in the first recital.
          “Existing Credit Agreement” is defined in the first recital.

          SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.
ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT
          Subject to the occurrence of the Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II.
          SECTION 2.1. Amendments to Section 1.01. Section 1.01 of the Existing Credit Agreement is hereby amended as follows:
          (a) The definition of “Consolidated EBITDA” is hereby amended by deleting the word “and” occurring immediately prior to clause (a)(iv) of such definition, inserting “,” in place thereof and inserting the text “and (v) any non-cash charges in respect of the Acquisition as a result of the application of FASB 141” immediately following clause (a)(iii) of such definition.
          (b) The definition of “Excluded Accounts” is hereby amended in its entirety to read as follows:
     “Excluded Accounts” means, collectively, Accounts of the Company and its Subsidiaries, other than (a) Accounts held at Bank of America or any other Secured Party, (b) Accounts, either individually or in the aggregate with all such other Accounts (other than Accounts maintained by ASI and its Subsidiaries), with an aggregate average monthly balance (at any time of determination) of less than $1,000,000 and (c) solely with respect to ASI and its Subsidiaries, (i) Accounts that are solely used for payroll, (ii) Accounts that are solely used for factoring arrangements and that are not drawn upon by any Loan Party and (iii) deposit or credit Accounts maintained with a bank or other financial institution which has a line of credit commitment to ASI to the extent such Accounts, either individually or in the aggregate with all such other Accounts, have an aggregate average monthly balance (at any time of determination) of less than $5,000,000.

ARTICLE III
WAIVERS
          Subject to the occurrence of the Amendment Effective Date, the Lenders hereby waive:
          (a) Until December 29, 2006, compliance by Asyst Shinko Taiwan, Inc. (“ASTI”) with the requirement to execute and deliver a guaranty or guaranty supplement under which ASTI will guarantee the obligations of the Loan Parties under the Loan Documents, together with related Organization Documents, resolutions of the board of directors or other managing body of ASI or other satisfactory evidence of authorization (including board minutes) by such managing body, certificates and legal opinions, in each case pursuant to Section 6.13 of the Credit Agreement.
          (b) Until December 29, 2006, compliance by Asyst Shinko Korea, Inc. (“ASKI”) with the requirement to execute and deliver a guaranty or guaranty supplement under which ASKI will guarantee the obligations of the Loan Parties under the Loan Documents, together with related Organization Documents, resolutions of the board of directors or other managing body of ASI or other satisfactory evidence of authorization (including board minutes) by such managing body, certificates and legal opinions, in each case pursuant to Section 6.13 of the Credit Agreement; provided that, unless an Event of Default has occurred and is continuing and the Administrative Agent shall have made a request therefor, (x) no legal opinion (other than a US law legal opinion) relating to such guaranty shall be required if the cost of obtaining such opinion is not reasonable (as determined by the Administrative Agent) and (y) no certificates or Organization Documents (other than resolutions of the board of directors or other managing body of ASI or other satisfactory evidence of authorization (including board minutes) by such managing body) shall be required if the cost of obtaining any of the foregoing is not reasonable (as determined by the Administrative Agent).
          (c) Until December 29, 2006, compliance by ASI and its Subsidiaries with the requirement to deliver certificated Equity Interests of their respective Subsidiaries to the Administrative Agent, together with related legal opinions and resolutions of the board of directors or other managing body of ASI or other satisfactory evidence of authorization (including board minutes) by such managing body, in each case pursuant to clauses (a)(iii) and (v) of Section 6.13 of the Credit Agreement and corresponding provisions of the other Loan Documents; provided that, unless an Event of Default has occurred and is continuing and the Administrative Agent shall have made a request therefor, ASI shall not be required at any time to deliver (x) certificated Equity Interests of Asyst Shinko Ireland Limited and Asyst Shinko Trading (Shanghai) Co., Ltd. or (y) any other certificated Equity Interests, if delivery thereof to the Administrative Agent is prohibited by any Material Contracts or the costs related thereto are not reasonable (as determined by the Administrative Agent).
          (d) Until November 20, 2006, compliance by ASI and its Subsidiaries with the requirement to file UCC financing statements in respect of ASI and Asyst Shinko America, Inc., pursuant to Section 6.13(a)(iii) of the Credit Agreement and corresponding provisions of the other Loan Documents.

          (e) Until November 20, 2006, compliance by ASI with the requirement to execute and deliver to the Administrative Agent IP Security Agreements and any other document required to acknowledge or register, record or perfect the Administrative Agent’s interest with respect to its U.S. intellectual property, and resolutions of the board of directors or other managing body of ASI or other satisfactory evidence of authorization (including board minutes) by such managing body, pursuant to Section 6.13(a)(iii) of the Credit Agreement and corresponding provisions of the other Loan Documents.
          (f) Until an Event of Default has occurred and is continuing and the Administrative Agent has made a request therefor, compliance by (i) ASI with the requirement to deliver to the Administrative Agent the intercompany notes evidencing Investments made by ASI that are set forth in Schedule 5.08(e) of the Credit Agreement, together with executed documents of transfer in form and substance satisfactory to the Administrative Agent, in each case, as required by the Loan Documents, and (ii) ASTI and ASKI of any provision of Section 6.13 of the Credit Agreement (and corresponding provisions of the other Loan Documents) other than as set forth in clauses (a) and (b) above respectively.
          Each Borrower agrees that it shall be an immediate and automatic Event of Default if the Borrowers fail to satisfy the foregoing requirements within the time frame and under the terms and conditions provided for therein.
ARTICLE IV
CONDITIONS TO EFFECTIVENESS
          This Amendment shall become effective on the date first written above (the “Amendment Effective Date”) following receipt by the Administrative Agent of counterparts hereof executed on behalf of the Borrowers and the requisite Lenders.
ARTICLE V
MISCELLANEOUS
          SECTION 5.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.
          SECTION 5.2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article X thereof.
          SECTION 5.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          SECTION 5.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
          SECTION 5.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.
          SECTION 5.6. Full Force and Effect; Limited Amendment and Waiver. Except as expressly amended or waived hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and waivers set forth herein shall be limited precisely as provided for herein to the provisions expressly amended or waived herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Loan Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.
          SECTION 5.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent and warrant to the Lenders, on the Amendment Effective Date, after giving effect to this Amendment, all statements set forth in clauses (a) and (b) of Section 4.02 of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

ASYST TECHNOLOGIES, INC.
By:	/s/ Steve Debenham
Name:
Title:

ASYST JAPAN, INC.
By:	/s/ Stephen S. Schwartz
Name:
Title:

Acknowledged by

BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Ken Puro
	Name:	Ken Puro
	Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Lee A. Merkle-Raymond
Name: Lee A. Merkle-Raymond
Title: Managing Director

COMERICA BANK, as a Lender
By:	/s/ Stephanie Karic
Name: Stephanie Karic
Title: Vice President

KEYBANK NATIONAL ASSOCIATION as a Lender
By:	/s/ Kim A. Richmond
Name: Kim A. Richmond
Title: Assistant Vice President

UNION BANK OF CALIFORNIA, N.A. as a Lender
By:	/s/ Allan B. Miner
Name: Allan B. Miner
Title: Vice President

DEVELOPMENT BANK OF JAPAN as a Lender
By:	/s/ Z. Yamazaki
Name: Zenya Yamazaki
Title: Director General
Department for International Affairs

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